Exhibit (a)(iii)

Amended and Restated
SCHEDULE A
Dated OCTOBER 6, 2017
TO
Amended and Restated AGREEMENT AND DECLARATION OF TRUST
OF
FUNDVANTAGE TRUST
SCHEDULE OF PORTFOLIOS AND CLASSES

Portfolio		Classes	Series Creation Date
1.	Insight Investment Grade Bond Fund[1]	Class A/Class C/Institutional[2]	January 22, 2007
2.	Lateef Fund	Class A/Class C/Class I/Class T4	August 2, 2007
3.	Private Capital Management Value Fund	Class A/Class C/Class I/Class R	December 11, 2009
4.	Pacific Capital Tax-Free Securities Fund	Class Y	February 9, 2010
5.	Pacific Capital Tax-Free Short Intermediate Securities Fund	Class Y	February 9, 2010
6.	Estabrook Value Fund	Class A/Class C/Class I/Class R	March 26, 2010
7.	Estabrook Investment Grade Fixed Income Fund	Class A/Class C/Class I/Class R	March 26, 2010
8.	Polen Growth Fund	Class A3/Class C3/Class T4/Investor Class[5],6/Institutional Class	March 26, 2010
9.	DuPont Capital Emerging Markets Fund	Class I7	June 11, 2010
10.	DuPont Capital Emerging Markets Debt Fund	Class I6	June 23, 2011
11.	EIC Value Fund	Class A/Class C/Institutional Class/Retail Class[8]	December 15, 2010
12.	Gotham Absolute Return Fund	Institutional Class	August 24, 2012
13.	Gotham Enhanced Return Fund	Institutional Class	March 21, 2013
14.	Gotham Neutral Fund	Institutional Class	June 3, 2013

1 From January 22, 2007 to June 10, 2010, the Cutwater Investment Grade Bond Fund was known as the MBIA Core Plus Fixed Income Fund. From June 11, 2010 to September 1, 2015, the Insight Investment Grade Bond Fund was known as the Cutwater Investment Grade Bond Fund.

2 On June 11, 2010, Class A Shares and Class C were added and Retail Class was terminated.

3 On December 18, 2013, Class A Shares and Class C were added.

4 On December 19, 2016, Class T shares were added.

5 On June 11, 2010, Investor Class Shares were added.

6 Prior to September 1, 2015, Investor Class Shares were known as Retail Class Shares.

7 On August 21, 2013, Class A Shares, Class C Shares and Class D Shares were terminated.

8 On March 24, 2011, Class C and Retail Class were added.

Portfolio		Classes	Series Creation Date
15.	Quality Dividend Fund	Class A/Class C/Institutional Class[9]	June 3, 2013
16.	Mount Lucas U.S. Focused Equity Fund	Class I/Class II	September 24, 2013
17.	Pacific Capital U.S. Government Money Market Fund[10]		September 24, 2013
18.	SkyBridge Dividend Value Fund	Class A /Class C / Class I	December 18, 2013
19.	Polen Global Growth Fund [11]	Class A/Class C/Class T4/Institutional Class/Investor Class[6]	March 21, 2014
20.	Gotham Absolute 500 Fund	Institutional Class	May 13, 2014
21.	Gotham Enhanced 500 Fund	Institutional Class	September 23, 2014
22.	Gotham Total Return Fund	Institutional Class/Class N12	December 17, 2014
23.	Gotham Index Plus Fund[13]	Institutional Class/Class R614/Class N12	January 8, 2015
24.	Gotham Institutional Value Fund[15]	Institutional Class	September 17, 2015
25.	Gotham Hedged Plus Fund	Institutional Class	December 3, 2015
26.	Lateef Global Fund	Class A/Class C/Class I	January 21, 2016
27.	TOBAM Emerging Markets Fund	Class A/Class C/Class I	March 23, 2016
28.	Gotham Index Core Fund	Institutional Class	June 20, 2016
29.	Gotham Enhanced 500 Core Fund[16]	Institutional Class	June 20, 2016
30.	Gotham Hedged Core Fund	Institutional Class	June 20, 2016
31.	Gotham Absolute 500 Core Fund[17]	Institutional Class	June 20, 2016
32.	Gotham Neutral 500 Fund	Institutional Class	August 17, 2016

9 On June 20, 2013, Institutional Class Shares were added.

10 Prior to March 21, 2014, the Pacific Capital U.S. Government Money Market Fund was known as the “BOH Government Money Market Fund.”

11 Prior to September 23, 2014, Polen Capital Global Growth Fund was known as the “Polen Global Growth Fund.”

12 On [●], 2017, Class N shares were added.

13 Prior to March 25, 2015, Gotham Index Plus Fund was known as the “Gotham Index 500 Plus Fund.”

14 On June 22, 2017, Class R6 shares were added.

15 Prior to September 22, 2015, Gotham Institutional Value Fund was known as the “Gotham Large Value Fund.”

16 Prior to September 28, 2016, Gotham Enhanced 500 Core Fund was known as the “Gotham Enhanced Core Fund.”

17 Prior to September 28, 2016, Gotham Absolute 500 Core Fund was known as the “Gotham Absolute Core Fund.”

Portfolio		Classes	Series Creation Date
33.	Gotham Defensive Long 500 Fund	Institutional Class	August 17, 2016
34.	Gotham Defensive Long Fund	Institutional Class	August 17, 2016
35.	Polen International Growth Fund	Class A/Class C/Class T4/Institutional Class/Investor Class	September 28, 2016
36.	Gotham Enhanced S&P 500 Index Fund	Institutional Class	December 30, 2016
37.	Arabesque Systematic USA Fund	Institutional/Retail	December 9, 2016
38.	Arabesque Systematic International Fund	Institutional/Retail	December 9, 2016
39.	Gotham Master Long Fund	Institutional Class	February 13, 2017
40.	Gotham Master Neutral Fund	Institutional Class	February 13, 2017
41.	Gotham Short Strategies Fund	Institutional Class	April 19, 2017
42.	Polen U.S. Small Company Growth Fund	Investor Class/Institutional Class	June 26, 2017
43.	Gotham 500 Plus Fund	Institutional Class	October 6, 2017